EXHIBIT 10.28
AGREEMENT AND GENERAL RELEASE
MultiPlan, Inc., on behalf of itself and its subsidiaries, (“Employer”) and Paul Galant (“Employee”), Employee’s heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Employee”), agree that:
1.Last Day of Employment. Employee’s last day of employment with Employer was June 30, 2021 (the “Separation Date”).
2.Consideration. In consideration for Employer and Employee signing this Agreement and General Release and in accordance with the Employer’s severance program, and complying with their terms, Employer agrees:
a.to pay to Employee, $951,200 (the “Severance Amount”), representing (i) twelve months of salary (the “Severance Period”) at Employee’s base rate of pay and (ii) Employee’s target bonus for 2021. Such sum shall be less lawful deductions and withholdings. The Severance Amount is payable on the earliest practical payday which is at least ten (10) business days following: (i) Employer’s receipt of an original of this Agreement signed by Employee and Employer, and (ii) Employee’s last day of employment, as indicated herein.
b.if Employee properly and timely elects to continue medical and dental coverage under the benefit programs offered by Employer in accordance with the continuation requirements of COBRA (“Employee’s Election”), Employer shall subsidize Employee’s COBRA premiums by paying an amount equal to the sum of the Employer and Employee portion of Employee’s medical and dental coverage in effect from the last day of employment through September 30, 2021, in accordance with the COBRA subsidy provision under the American Rescue Plan Act of 2021. Both Employer and Employee shall pay their respective portion of the premium for such coverage beginning on October 1, 2021 and ending on September 30, 2022; provided that Employee timely remits Employee’s portion of the premium to Benefit Strategies or any successor COBRA administrator. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Employee’s own expense and without contribution from Employer.
c.The 133,689 shares of restricted stock awarded to Employee on June 23, 2021 pursuant to the MultiPlan Corporation 2020 Omnibus Incentive Plan (the “Awarded Shares”) shall be fully vested after the revocation period described below has fully run, and all income, employment and/or other applicable taxes payable upon the vesting of the Awarded Shares shall be satisfied by the withholding from the Awarded Shares that would otherwise be retained by Employee such number of Awarded Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Employee’s relevant tax jurisdictions).
3.No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the monies and/or benefits specified in paragraph “2” above, except for Employee’s execution of this Agreement and General Release and the fulfillment of the promises contained herein.
4.General Release of All Claims, Claims Not Released and Related Provisions.

a.Claims Released. Employee knowingly and voluntarily releases and forever discharges MultiPlan, Inc. and its subsidiaries, including their respective parent corporations, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee incentive compensation plans and practices, employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:
Federal. Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan); The Immigration Reform and Control Act; The Americans with Disabilities Act of 1990; The Age Discrimination in Employment Act of 1967 (“ADEA”); The Workers Adjustment and Retraining Notification Act; The Occupational Safety and Health Act; The Fair Credit Reporting Act; The Family and Medical Leave Act of 1993 (“FMLA”) 29 U.S.C. 2601, et seq.; The Equal Pay Act of 1963, 29 U.S.C. § 206(d), as amended; The Genetic Information Nondiscrimination Act of 2008; The Families First Coronavirus Response Act, 29 C.F.R § 826, The Emergency Paid Sick Leave Act, The Emergency and Medical Leave Expansion Act, The Coronavirus Aid, Relief, and Economic Security Act, 15 U.S.C.S. § 9001 et seq.. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer or any other Release identified in this Agreement is a party;
California. California Family Rights Act – Cal. Gov’t Code § 12945.2; California Fair Employment and Housing Act – Cal. Gov’t Code § 12900 et seq.; California Unruh Civil Rights Act – Cal. Civ. Code § 51 et seq.; Statutory Provisions Regarding the Confidentiality of AIDS Information – Cal. Health & Safety Code § 120775 et seq.; California Confidentiality of Medical Information Act – Cal. Civ. Code § 56 et seq.; California Parental Leave Law – Cal. Lab. Code § 230.7 et seq.; California Apprenticeship Program Bias Law – Cal. Lab. Code § 3070 et seq.; California Equal Pay Law – Cal. Lab. Code § 1197.5; California Whistleblower Protection Law – Cal. Lab. Code § 1102.5; California Military Personnel Bias Law – Cal. Mil. & Vet. Code § 394; Statutory Provision Regarding California Family and Medical Leave – Cal. Lab. Code § 233; Statutory Provisions Regarding California Electronic Monitoring of Employees – Cal. Lab. Code § 435; The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder; California Obligations of Investigative Consumer Reporting Agencies Law – Cal. Civ. Code § 1786.10 et seq.; California Political Activities of Employees Law – Cal. Lab. Code § 1101 et seq.; California Domestic Violence Victim Employment Leave Law – Cal. Lab. Code § 230.1; California Court Leave Law – Cal. Lab. Code § 230; Those other provisions of the California Labor Code that lawfully may be released, Florida. The Florida Civil Rights Act – Fla. Stat. § 760.01, et seq.; Florida’s Private-Sector Whistle- blower’s Act – Fla. Stat. § 448.101, et seq.; Florida’s Public-Sector Whistle-blower’s Act – Fla. Stat. § 112.3187, et seq.; Florida’s Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers Compensation Claim – Fla. Stat. § 440.205; Florida’s Statutory Provision Regarding Wage Rate Discrimination Based on Sex – Fla. Stat. § 448.07; The Florida Equal Pay Act – Fla. Stat. § 725.07;The Florida Omnibus AIDS Act – Fla. Stat. § 760.50; Florida’s Statutory

Provisions Regarding Employment Discrimination on the Basis of and Mandatory Screening or Testing for Sickle-Cell Trait – Fla. Stat. §§ 448.075, 448.076; Florida’s Wage Payment Laws, Fla. Stat. §§ 448.01, 448.08; Florida’s Domestic Violence Leave Act – FLA. Stat. §741.313; Florida’s Preservation & Protection of Right to Keep & Bear Arms in Motor Vehicles Act – Fla. Stat. §790.251; Florida’s General Labor Regulations, Fla. Stat. ch. 448;; In all jurisdictions. Any other federal, state, local or other law, rule, regulation, constitution, code, guideline or ordinance, any public policy, contract (oral or written, express or implied), tort or common law, or any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs.
Waiver of California Civil Code section 1542. To effect a full and complete general release as described above, Employee expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Released Parties, Employee expressly acknowledges this Separation Agreement is intended to include in its effect, without limitation, all claims Employee does not know or suspect to exist in Employee’s favor at the time of signing this Separation Agreement, and that this Separation Agreement contemplates the extinguishment of any such claims. Employee warrants Employee has read this Separation Agreement, including this waiver of California Civil Code section 1542, and that Employee has consulted with or had the opportunity to consult with counsel of Employee’s choosing about this Separation Agreement and specifically about the waiver of section 1542, and that Employee understands this Separation Agreement and the section 1542 waiver, and so Employee freely and knowingly enters into this Separation Agreement. Employee further acknowledges that Employee later may discover facts different from or in addition to those Employee now knows or believes to be true regarding the matters released or described in this Separation Agreement, and even so Employee agrees that the releases and agreements contained in this Separation Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Employee expressly assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes or controversies released or described in this Separation Agreement or with regard to any facts now unknown to Employee relating thereto.
b.Claims Not Released. Employee is not waiving any rights Employee may have to: (a) Employee’s own vested accrued employee benefits under Employer’s health, welfare, or retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement; (d) enforce this Agreement; and/or (e) challenge the validity of this Agreement.

c.Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local anti-discrimination laws. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made to such an anti-discrimination agency, Employee shall not be entitled to recover any individual monetary relief or other individual remedies. In addition, nothing in this Agreement, including but not limited to the release of claims nor the confidentiality clauses, prohibits Employee from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Employee from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs.
5.Acknowledgments and Affirmations. Employee affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.
Employee further affirms that Employee has no known workplace injuries or occupational diseases.
Employee also affirms that Employee has not divulged any proprietary or confidential information of Employer and will continue to maintain the confidentiality of such information consistent with Employer’s policies and Employee’s agreement(s) with Employer and/or common law. As noted above, this Agreement does not limit Employee from providing any documents to the U.S. Securities and Exchange Commission as part of a whistleblower action and/or a report of possible violations of any federal securities law. Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud. Both Parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency.
6.Confidentiality and Return of Property. Employee agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement and General Release, except to Employee’s spouse, tax advisor, and/or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement and General Release.
Employee affirms that Employee has returned all of Employer’s property, documents, and/or any trade secret and/or confidential information, in any form or format, in Employee’s possession or control. Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at Employer’s premises and that Employer is not in possession of any of Employee’s property.
7.Non-Disparagement by Employee. Employee agrees that Employee will not in any way disparage or defame the good name of MultiPlan, its officers, directors and employees, in any forum, including the media, and that Employee will not induce any other person to do so.
8.Governing Law and Interpretation. This Agreement and General Release shall be governed and conformed in accordance with the laws of the state in which Employee worked at the time of Employee’s last day of employment without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement and General Release, either party may institute an action specifically to enforce any term or terms of this Agreement and General Release and/or seek any damages for breach. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.
9.Nonadmission of Wrongdoing. The Parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Agreement and General Release shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.
10.Amendment. This Agreement and General Release may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement and General Release.
11.Entire Agreement. This Agreement and General Release sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties, except with respect to Employee’s confidentiality obligations referenced herein pursuant to its employment with Employer and any payment obligations of Employee in connection with benefits, loans or advances offered by Employer. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement and General Release, except for those set forth in this Agreement and General Release.
EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO FORTY-FIVE (45) CALENDAR DAYS FROM THE SEPARATION DATE TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE. IF EMPLOYEE DOES NOT ACCEPT THIS AGREEMENT WITHIN THAT FORTY-FIVE (45) DAY PERIOD, THE OFFER IN THIS AGREEMENT IS AUTOMATICALLY REVOKED. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT AND GENERAL RELEASE.
EMPLOYEE MAY REVOKE THIS AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE

SIGNS THIS AGREEMENT AND GENERAL RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO JEFFREY DOCTOROFF AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO JEFFREY DOCTOROFF OR MAILED TO JEFFREY DOCTOROFF 16 CROSBY DRIVE, BEDFORD, MA 01730; EMAIL JEFF.DOCTOROFF@MULTIPLAN.COM; PHONE 781-895-6818 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT AND GENERAL RELEASE.
EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO FORTY-FIVE (45) DAY CONSIDERATION PERIOD.
EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

General Partner:
AG Asset Based Credit GP, LLC
By:	Angelo, Gordon & Co., L.P., its Manager
	By:	/s/ Gregory Shalette
		Name:	Gregory Shalette
		Title:	Deputy General Counsel

Fund General Partner (solely with respect to its rights and obligations hereunder):
AG Asset Based Credit GP, LLC
By:	Angelo, Gordon & Co., L.P., its Manager
	By:	/s/ Gregory Shalette
		Name:	Gregory Shalette
		Title:	Deputy General Counsel

Organizational Limited Partner:
ANGELO, GORDON & CO., L.P.
By:	/s/ Gregory Shalette
	Name:	Gregory Shalette
	Title:	Deputy General Counsel

Signature Page to
Amended and Restated Limited Partnership Agreement of
AG Asset Based Credit Fund, L.P.

The Parties knowingly and voluntarily sign this Agreement and General Release as of the date(s) set forth below:

MULTIPLAN, INC.
By:	/s/ Paul Galant	By:	/s/ Mark Tabak
Paul Galant			Name: Mark Tabak
Title: CEO

Date:	6/30/2021		Date: June 30, 2021